UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  February 28, 2012

BROADCAST INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Utah	0-13316	87-0395567
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification No.)

7050 Union Park Avenue, Suite 600, Salt Lake City, UT 84047

(Address of principal executive offices, including zip code)

(801) 562-2252

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BROADCAST INTERNATIONAL, INC.

FORM 8-K

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, including the exhibits hereto, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Any statements about our expectations, financial performance, beliefs, plans, projections, objectives, assumptions or future events or performance are not historical facts and are forward-looking.  These statements are often, but not always, made through the use of words or phrases such as "anticipate," "estimate," "plan," "project," "continuing," "ongoing," "expect," "management believes," "we believe," "we intend" and similar words or phrases.  Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them.  Any forward-looking statements are qualified in their entirety by reference to the risk factors contained in our annual and quarterly reports filed with the Securities and Exchange Commission.

Item 1.01.  Entry into a Material Definitive Agreement.

On February 28, 2012, Broadcast International, Inc. (the “Company”) entered into an extension agreement (the “Extension”) with six individuals and one trust as holders (“Holders”) of a $1,300,000 promissory note (“Bridge Note”) between the Holders and the Company due February 28, 2012.

The following summarizes the principal terms of the Extension:

The Bridge Note was amended to provide that the “Maturity Date” is defined as the date which is the earlier of nine months from the date of the Extension or the completion date of one or more offerings of the Company’s debt, equity or equity-linked securities, which results in gross proceeds of at least $12 million.

As consideration for the extension the Company agreed to issue to the Holders warrants to acquire no less than 247,500 shares of common stock of the Company.  Such warrants shall have a six year life, shall be exercisable at $.35 per share, and shall have a weighted average ratchet provision for at least 6 months from issuance as well as cashless exercise rights in the absence of an effective registration statement. The Holders of the Bridge Note shall continue to receive interest at the rate of 1.5% per month from the date hereof until paid in full.  The exercise price of the warrants to acquire 357,500 shares of the Company’s common stock already held by Makers shall adjust from $.65 per share to $.52 per share.

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The foregoing summary of the Amendment is not necessarily complete and is qualified in its entirety by reference to the complete text of the amendment which is included as an exhibit to this Current Report on Form 8-K.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

Information regarding the Company’s obligations under the Amendment, as set forth in Item 1.01 above, is incorporated by reference in this Item 2.03.

Item 3.02.  Unregistered Sales of Equity Securities.

On February 28, 2012, the Company entered into an amendment of a promissory note with six individuals and one trust as holders of the note, all of which were accredited investors in consideration of which the Company issued warrants to acquire 247,500 shares of common stock of the Company.  Such warrants shall have a six year life, shall be exercisable at $.35 per share. All of the holders of the note were accredited investors and were fully informed regarding their investments.  In the transactions, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits:

10.1-	Amendment to Secured Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2012.

BROADCAST INTERNATIONAL, INC.
a Utah corporation

By:	/s/ Rodney M. Tiede
Name:	Rodney M. Tiede
Title:	President and Chief Executive Officer

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